UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/11/2008

CHARLES & COLVARD LTD
(Exact name of registrant as specified in its charter)

Commission File Number:  000-23329

NC	561928817
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

300 Perimeter Park Drive, Suite A, Morrisville, NC 27560
(Address of principal executive offices, including zip code)

9194680399
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.    Termination of a Material Definitive Agreement

On August 11, 2008, Charles & Colvard, Ltd. (the "Company") provided notice to John M. Bachman, Inc. ("JMB") that the Company is exercising its option to terminate its agreement with JMB (the most recent amendment to this agreement was filed as Exhibit 10.113 to Form 8-K on April 14, 2008). JMB has been the Company's primary supplier of faceting services. Per the agreement, the Company may terminate its agreement with JMB at any time with 90 days prior written notice. Such notice became effective July 29, 2008. The Company terminated this agreement to eliminate the Company's minimum monthly commitments for faceting services. While the Company is terminating its agreement with JMB, it is anticipated that the Company will continue its relationship with JMB and use them on an as needed basis.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARLES & COLVARD LTD

Date: August 13, 2008	By:	/s/ James R. Braun
James R. Braun
CFO & VP of Finance